Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared to reflect the impact of the completed acquisitions by the subsidiaries of The Baldwin Insurance Group, Inc. (“we,” “our,” “Baldwin” or the “Company”). The following unaudited pro forma condensed combined financial information is based on the historical financial information of (i) the Company and (ii) each of CAC Group, All Other Partners and the 2025 Partners (each as defined below). We are presenting the impact of the acquisition of CAC Group because it is deemed an individually significant acquisition. We are presenting the impact of the completed acquisitions of All Other Partners and the 2025 Partners, each in the aggregate, because they are considered significant in the aggregate and this presentation provides useful information for investors.
The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the following as if the acquisitions had occurred on September 30, 2025:
i.the acquisition of the business of Cobbs Allen Capital Holdings, LLC ("CAC Group") effective January 1, 2026; and
ii.the acquisitions of Creisoft, Inc. (“Obie”) and Foley Insurance Agency, Inc., doing business as Capstone Group (“Capstone”), in each case, effective January 2, 2026 (collectively, "All Other Partners" and collectively with CAC Group, “CAC Group and All Other Partners”).
The unaudited pro forma condensed combined statement of comprehensive income (loss) for the nine months ended September 30, 2025 gives effect to the following as if the acquisitions had occurred on January 1, 2024:
i.    the acquisitions of Bermuda-based reinsurance underwriting platform MultiStrat Group (“MultiStrat”) effective April 1, 2025 and the various entities comprising the homebuilder distribution network of Hippo Holdings, Inc. (“Hippo’s Homebuilder Distribution Network”) effective July 1, 2025 (collectively, the “2025 Partners”); and
ii.    the acquisitions of CAC Group and All Other Partners.
The unaudited pro forma combined statement of income (loss) for the year ended December 31, 2024 gives effect to the following as if the acquisitions had occurred on January 1, 2024:
i.    the acquisitions of the 2025 Partners; and
ii.    the acquisitions of CAC Group and All Other Partners.
The unaudited pro forma combined financial information has been prepared by management and is based on Baldwin’s historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma combined financial information has been prepared by Baldwin in accordance with Article 11 of Regulation S-X.
Our historical financial information as of and for the nine months ended September 30, 2025 has been derived from Baldwin’s unaudited consolidated financial statements and accompanying notes included in Baldwin's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on November 4, 2025. Our historical financial information for the year ended December 31, 2024 has been derived from Baldwin’s audited consolidated financial statements and accompanying notes included in Baldwin's Annual Report on Form 10-K as filed with the SEC on February 25, 2025.
The pro forma transactions and adjustments (collectively, the “Transaction Accounting Adjustments”) are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of Baldwin. The Transaction Accounting Adjustments consist of those necessary to account for the acquisitions of CAC Group, All Other Partners and the 2025 Partners. The Transaction Accounting Adjustments are described in the notes to the unaudited pro forma condensed combined financial information.

On January 2, 2026, in connection with the acquisitions of CAC Group and All Other Partners, the Company entered into Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of May 24, 2023, as amended, to provide for $600.0 million of incremental term loans (the “Incremental Term Loans”) with interest based on the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 250 bps (the “January 2026 Refinancing”). The Company incurred aggregate debt issuance costs related to the January 2026 Refinancing of approximately $10.4 million. The funding of the Incremental Term Loans was essential for completion of the acquisitions of CAC Group and All Other Partners. The adjustments related to the January 2026 Refinancing are shown in a separate column as “Financing and Other Adjustments.” The Financing and Other Adjustments are described further in the notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not purport to be indicative of our results of operations or financial position had the relevant transactions occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:
•audited historical consolidated financial statements and accompanying notes of Baldwin (as contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 25, 2025);
•unaudited historical consolidated financial statements and accompanying notes of Baldwin (as contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 4, 2025);
•audited historical consolidated financial statements of CAC Group as of and for the year ended December 31, 2024 and 2023 and the related notes filed as Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on January 2, 2026; and
•unaudited historical interim condensed consolidated financial statements of CAC Group as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and the related notes filed as Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on January 2, 2026.
The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the Company that would have resulted had the acquisitions of CAC Group, All Other Partners and the 2025 Partners been effective during the periods presented or the results that may be obtained by the Company in the future. The unaudited pro forma condensed combined financial information as of and for the periods presented does not reflect future events that may occur after the acquisitions of CAC Group and All Other Partners, including, but not limited to, synergies or revenue enhancements arising from the acquisitions of CAC Group and All Other Partners. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025

	Historical			Transaction Accounting Adjustments		Financing and Other Adjustments		Pro Forma Baldwin
(in thousands)	Baldwin	CAC Group (as Adjusted)	All Other Partners
		A	A, (1)					(2)
Assets
Current assets:
Cash and cash equivalents	$89,723	$34,670	$17,059	$(549,256)	B	$560,305	C	$152,501
Fiduciary cash	236,221	78,231	15,938	—		—		330,390
Assumed premiums, commissions and fees receivable, net	346,466	45,416	237	—		—		392,119
Fiduciary receivables	416,083	75,371	2,076	—		—		493,530
Prepaid expenses and other current assets	17,702	10,065	471	(6,643)	D	—		21,595
Total current assets	1,106,195	243,753	35,781	(555,899)		560,305		1,390,135
Property and equipment, net	21,193	9,894	64	1,518	E	—		32,669
Right-of-use assets	64,266	17,658	849	8,938	E	—		91,711
Other assets	68,945	25,787	—	(8,263)	D	—		86,469
Intangible assets, net	1,016,687	25,307	39	531,491	F	—		1,573,524
Goodwill	1,516,488	20,199	—	915,707	F	—		2,452,394
Total assets	$3,793,774	$342,598	$36,733	$893,492		$560,305		$5,626,902
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$652,304	$153,602	$18,014	$—		$—		$823,920
Commissions payable	68,682	32,640	—	—		—		101,322
Accrued expenses and other current liabilities	221,665	35,041	4,478	31,781	G	250	H	293,215
Current portion of contingent earnout liabilities	17,062	—	—	—		—		17,062
Total current liabilities	959,713	221,283	22,492	31,781		250		1,235,519
Revolving line of credit	66,000	—	—	—		(29,345)	C	36,655
Long-term debt, less current portion	1,567,563	107,550	12,499	(120,049)	G	594,650	C	2,162,213
Contingent earnout liabilities, less current portion	11,330	—	—	315,998	I	—		327,328
Operating lease liabilities, less current portion	60,917	18,683	622	4,051	E	—		84,273
Other liabilities	61	727,019	—	(600,081)	G	—		126,999
Total liabilities	2,665,584	1,074,535	35,613	(368,300)		565,555		3,972,987
Mezzanine equity:
Redeemable noncontrolling interest	510	—	—	—		—		510
Redeemable members' interest	—	(735,028)	—	735,028	J	—		—
Stockholders’ equity:
Class A common stock	714	—	4	236	J	—		954
Class B common stock	5	—	—	—		—		5
Additional paid-in capital	837,293	—	39,347	504,084	J	—		1,380,724
Accumulated deficit	(219,375)	—	(38,231)	25,535	K	(5,250)	C,H	(237,321)
Accumulated other comprehensive income	1,050	—	—	—		—		1,050
Total stockholders' equity attributable to Parent	619,687	—	1,120	529,855		(5,250)		1,145,412
Noncontrolling interest	507,993	3,091	—	(3,091)	J	—		507,993
Total stockholders’ equity	1,127,680	3,091	1,120	526,764		(5,250)		1,653,405
Total liabilities, mezzanine equity and stockholders’ equity	$3,793,774	$342,598	$36,733	$893,492		$560,305		$5,626,902
__________
(1)    All Other Partners are not individually significant business acquisitions under Rule 3-05 of Regulation S-X; however, we have included them in the unaudited pro forma condensed combined balance sheet because they are considered significant in the aggregate and this presentation provides useful information for investors.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to CAC Group and All Other Partners as if each had occurred on September 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Historical				Transaction Accounting Adjustments		Financing and Other Adjustments		Pro Forma Baldwin
(in thousands, except per share data)	Baldwin	CAC Group	All Other Partners	2025 Partners
		L	L, (1)	L					(2)
Revenues:
Commissions and fees	$1,149,097	$212,201	$29,823	$18,490	$(10,106)	M	$—		$1,399,505
Investment income	8,508	3,906	—	—	—		—		12,414
Total revenues	1,157,605	216,107	29,823	18,490	(10,106)		—		1,411,919

Operating expenses:
Colleague compensation and benefits	586,522	307,152	20,060	3,030	(144,676)	N	—		772,088
Outside commissions	218,520	—	7,952	605	(10,106)	M	—		216,971
Other operating expenses	170,146	33,803	5,906	2,307	—		—		212,162
Amortization expense	82,286	4,318	4	783	61,888	P	—		149,279
Change in fair value of contingent consideration	8,084	1,350	—	—	—		—		9,434
Depreciation expense	4,874	946	32	—	—		—		5,852
Total operating expenses	1,070,432	347,569	33,954	6,725	(92,894)		—		1,365,786
Operating income (loss)	87,173	(131,462)	(4,131)	11,765	82,788		—		46,133

Other income (expense):
Interest income (expense)	(92,428)	(7,991)	677	22	7,991	Q	(32,969)	Q	(124,698)
Gain on divestitures	290	—	—	—	—		—		290
Loss on extinguishment and modification of debt	(5,684)	—	—	—	—		—		(5,684)
Other income (expense)	745	(8,546)	(75)	331	—		—		(7,545)
Total other income (expense)	(97,077)	(16,537)	602	353	7,991		(32,969)		(137,637)
Income (loss) before income taxes and share of net earnings of equity method investee	(9,904)	(147,999)	(3,529)	12,118	90,779		(32,969)		(91,504)
Share of net earnings of equity method investee	109	—	—	—	—		—		109
Income (loss) before income taxes	(9,795)	(147,999)	(3,529)	12,118	90,779		(32,969)		(91,395)
Income tax provision	685	3,572	—	—	—		—		4,257
Net income (loss)	(10,480)	(151,571)	(3,529)	12,118	90,779		(32,969)		(95,652)
Less: net income (loss) attributable to noncontrolling interest	(2,528)	(3,879)	—	4,889	—		—		(1,518)
Net income (loss) attributable to Parent	$(7,952)	$(147,692)	$(3,529)	$7,229	$90,779		$(32,969)		$(94,134)

Net income (loss)	$(10,480)	$(151,571)	$(3,529)	$12,118	$90,779		$(32,969)		$(95,652)
Other comprehensive income	1,050	—	—	—	—		—		1,050
Comprehensive income (loss)	(9,430)	(151,571)	(3,529)	12,118	90,779		(32,969)		(94,602)
Less: comprehensive income (loss) attributable to noncontrolling interests	(2,528)	(3,879)	—	4,889	—		—		(1,518)
Comprehensive income (loss) attributable to Parent	$(6,902)	$(147,692)	$(3,529)	$7,229	$90,779		$(32,969)		$(93,084)

Pro forma loss per share data: R
Pro forma loss per share - basic and diluted									$(1.03)
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted									91,531
__________
(1)    All Other Partners are not individually significant business acquisitions under Regulation S-X Rule 3-05; however, we have included them in the unaudited pro forma condensed combined statement of comprehensive income (loss) because they are considered significant in the aggregate and this presentation provides useful information for investors.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the acquisitions of CAC Group, All Other Partners and the 2025 Partners as if each had occurred on January 1, 2024.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2024

	Historical				Transaction Accounting Adjustments		Financing and Other Adjustments		Pro Forma Baldwin
(in thousands, except per share data)	Baldwin	CAC Group	All Other Partners	2025 Partners
		L	L, (1)	L					(2)
Revenues:
Commissions and fees	$1,377,116	$276,189	$25,424	$37,839	$(10,110)	M	$—		$1,706,458
Investment income	11,921	5,848	—	—	—		—		17,769
Total revenues	1,389,037	282,037	25,424	37,839	(10,110)		—		1,724,227

Operating expenses:
Colleague compensation and benefits	683,050	320,452	22,662	6,540	(133,481)	N	—		899,223
Outside commissions	348,998	—	5,981	965	(10,110)	M	—		345,834
Other operating expenses	192,366	42,106	8,172	10,412	12,696	O	250	O	266,002
Amortization expense	102,730	6,860	3	2,509	98,381	P	—		210,483
Change in fair value of contingent consideration	(4,949)	650	—	—	—		—		(4,299)
Depreciation expense	6,194	829	43	—	—		—		7,066
Total operating expenses	1,328,389	370,897	36,861	20,426	(32,514)		250		1,724,309
Operating income (loss)	60,648	(88,860)	(11,437)	17,413	22,404		(250)		(82)

Other income (expense):
Interest income (expense)	(123,644)	(8,969)	587	125	8,969	Q	(50,524)	Q	(173,456)
Gain on divestitures	38,953	—	—	—	—		—		38,953
Loss on extinguishment and modification of debt	(15,113)	—	—	—	—		(5,000)	Q	(20,113)
Other income (expense)	(194)	(6,781)	2,858	4	—		—		(4,113)
Total other income (expense)	(99,998)	(15,750)	3,445	129	8,969		(55,524)		(158,729)
Income (loss) before income taxes	(39,350)	(104,610)	(7,992)	17,542	31,373		(55,774)		(158,811)
Income tax provision	1,731	4,049	—	1,410	—		—		7,190
Net income (loss)	(41,081)	(108,659)	(7,992)	16,132	31,373		(55,774)		(166,001)
Less: net income (loss) attributable to noncontrolling interest	(16,563)	3,564	—	11,910	—		—		(1,089)
Net income (loss) attributable to Parent	$(24,518)	$(112,223)	$(7,992)	$4,222	$31,373		$(55,774)		$(164,912)

Pro forma loss per share data: R
Pro forma loss per share - basic and diluted									$(1.89)
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted									87,429
__________
(1)    All Other Partners are not individually significant business acquisitions under Regulation S-X Rule 3-05; however, we have included them in the unaudited pro forma combined statement of income (loss) because they are considered significant in the aggregate and this presentation provides useful information for investors.
(2)    In accordance with Article 11 of Regulation S-X, these pro forma financial statements give effect to the acquisitions of CAC Group, All Other Partners and the 2025 Partners as if each had occurred on January 1, 2024.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, and was based on the historical financial statements of Baldwin, CAC Group, All Other Partners and the 2025 Partners. The transactions were accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 805 Business Combinations, with Baldwin as the acquiring entity. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at current market prices at the date of the acquisition. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of Baldwin. The financial statements and reported results of operations of Baldwin issued after completion of the acquisitions of CAC Group and All Other Partners will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of CAC Group and All Other Partners.
The Transaction Accounting Adjustments are based on available information and on assumptions that the Company believes are reasonable under the circumstances to reflect, on a pro forma basis, the aggregate impact of the relevant transactions on the historical financial information of Baldwin. These adjustments are discussed in greater detail in Notes 5 and 6 below.
On January 2, 2026, the Company completed the January 2026 Refinancing, which provides for $600.0 million of Incremental Term Loans with interest based on SOFR plus an applicable margin of 250 bps. The Company incurred aggregate debt issuance costs related to the January 2026 Refinancing of $10.4 million, of which $5.4 million was capitalized as deferred financing costs. The funding of the Incremental Term Loans was essential for completion of the acquisitions of CAC Group and All Other Partners and a portion of the proceeds from the Incremental Term Loans was used to paydown the outstanding borrowings on the revolving line of credit. As such, the adjustments related to the January 2026 Refinancing, including the paydown of the revolving line of credit and the related incremental interest expense, as well as the estimated loss on extinguishment and modification of debt of $5.0 million, are shown in a separate column as Financing and Other Adjustments. The Financing and Other Adjustments are described in the notes to the unaudited pro forma condensed combined financial information.
The pro forma adjustments reflecting CAC Group, All Other Partners and the 2025 Partners under the acquisition method of accounting are based on estimates and assumptions. The pro forma adjustments are included to the extent they are adjustments that reflect the accounting for the transactions in accordance with U.S. GAAP.
Certain amounts in CAC Group, All Other Partners and the 2025 Partners' historical balance sheets and statements of income (loss) have been conformed to Baldwin's presentation. In addition, certain 2024 amounts for Baldwin have been reclassified to conform to the presentation included in the statement of comprehensive income (loss) beginning in the first quarter of 2025, including the addition of a new operating expense classification, outside commissions, to provide more detailed information about the Company’s expenses.
2. Accounting Policies
CAC Group, All Other Partners and the 2025 Partners are in the process of being integrated with the Company. This integration includes a review by Baldwin of CAC Group, All Other Partners and the 2025 Partners' accounting policies. As a result of that review, Baldwin may identify differences between the accounting policies of the companies that, when conformed, could have a material impact on the consolidated financial statements. At this time, Baldwin is not aware of any differences that would have a material impact on the consolidated financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.
3. Reclassification Adjustments
Certain balances were reclassified from CAC Group's historical financial statements to align its presentation with that of Baldwin. These reclassifications are based on management’s preliminary analysis and have no effect on separately reported net assets, equity or net loss of CAC Group.

When Baldwin completes its detailed review of CAC Group’s chart of accounts and accounting policies, additional reclassification adjustments could be identified that, when conformed, could have a material impact on the combined Company’s financial information. Refer to the table below for a summary of the reclassification adjustments made to CAC Group’s unaudited condensed consolidated balance sheet as of September 30, 2025 to conform its presentation to that of Baldwin (amounts in thousands).

CAC Group Classification	Baldwin Classification	CAC Group Historical	Reclassification Adjustments	Notes	CAC Group Historical (as Adjusted)
Restricted cash		$250	$(250)	(a)	$—
Cash and cash equivalents	Cash and cash equivalents	34,420	250	(a)	34,670

Other assets	Other assets	43,445	(17,658)	(b)	25,787
	Right-of-use assets	—	17,658	(b)	17,658
Account payable and accrued expenses		4,642	(4,642)	(c)	—
Other liabilities		10,611	(10,611)	(c)	—
Current portion of long-term debt		19,788	(19,788)	(c)	—
	Accrued expenses and other current liabilities	—	35,041	(c)	35,041
Accrued stock-based compensation		726,569	(726,569)	(d)	—
Other long-term liabilities		19,133	(19,133)	(e)	—
	Other liabilities	—	727,019	(d),(e)	727,019
	Operating lease liabilities, less current portion	—	18,683	(e)	18,683
__________
(a)    Reclassification of restricted cash to cash and cash equivalents.
(b)    Reclassification of right-of-use assets from other assets.
(c)    Reclassification of accounts payable and accrued expenses, other liabilities, and current portion of long-term debt to accrued expenses and other current liabilities.
(d)    Reclassification of accrued stock-based compensation to other liabilities.
(e)    Reclassification of other long-term liabilities to other liabilities and operating lease liabilities, less current portion.
4. Purchase Price
The estimated purchase price of CAC Group and All Other Partners is as follows:

(in thousands)	CAC Group	All Other Partners
Cash paid to owners	$423,176	$126,080
Fair value of deferred payments	54,743	110,983
Class A common stock (23,200,000 and 751,021 shares, respectively)(1)	527,104	16,567
Fair value of contingent earnout consideration(2)	225,000	90,998
Total consideration transferred	$1,230,023	$344,628
__________
(1)    Value is based on the Company's closing stock price on December 26, 2025.
(2)    Refer to Item A in Note 5 below for information regarding the contingent earnout consideration.
5. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
A    On January 1, 2026, the Company acquired the outstanding equity interests of CAC Group for cash consideration of $423.2 million, deferred payments of $54.7 million and equity interest with a fair value of $527.1 million. CAC Group will also have the opportunity to receive an additional maximum potential contingent earnout consideration of $250.0 million, payable in cash, shares of Class A common stock, or a combination of both, based upon the achievement of certain post-closing revenue focused performance measures.

On January 2, 2026, the Company acquired the outstanding equity interests of All Other Partners for aggregate consideration consisting of cash of $126.1 million, deferred payments of $111.0 million, equity interest with a fair value of $16.6 million and the opportunity to receive additional maximum potential contingent earnout consideration of $294.9 million, payable in cash, shares of Class A common stock, or a combination of both at the Company's sole option, based upon the achievement of certain post-closing revenue focused performance measures.
B    Reflects the funding of cash consideration for the acquisitions of CAC Group and All Other Partners with cash on hand after the January 2026 Refinancing, less any historical cash amounts that were withheld from Baldwin in the closing of the transactions, as follows:

(in thousands)	CAC Group	All Other Partners
Cash paid from Incremental Term Loans	$423,176	$126,080
C    Reflects Baldwin's Incremental Term Loan borrowings of $600.0 million under the January 2026 Refinancing to fund the acquisitions of CAC Group and All Other Partners, less the deferred financing costs of $5.4 million; the paydown of the revolving line of credit of $29.3 million with a portion of the proceeds from the Incremental Term Loans; the increase in accumulated deficit related to the loss on extinguishment and modification of debt of $5.0 million; and the net increase to cash from the January 2026 Refinancing of $560.3 million after the reduction in proceeds from the paydown of the revolving line of credit and the payment of debt issuance costs totaling $10.4 million.
D    Reflects the elimination of colleague notes receivable, subordinated notes receivable and miscellaneous assets of CAC Group, which were forgiven in connection with the closing of the partnership by Baldwin.
E    Represents the pro forma adjustments to reflect the fair value of property and equipment, right-of-use assets and operating lease liabilities of CAC Group. Refer to the table in Item G below for the related adjustment to accrued expenses and other current liabilities.
F    Reflects the allocation of purchase price to record intangible assets and goodwill at their estimated fair values assuming the acquisitions of CAC Group and All Other Partners occurred on September 30, 2025.
The table below reflects the pro forma adjustments to intangible assets for CAC Group and All Other Partners.

(in thousands)	CAC Group	All Other Partners
Intangible assets recorded:
Acquired relationships	$365,000	$114,070
Trade names	45,000	3,250
Software	6,100	23,417
Total intangible assets recorded from acquisitions	416,100	140,737
Eliminate historical intangible assets	(25,307)	(39)
Fair value step-up of intangible assets	$390,793	$140,698
The table below provides a summary of the estimated purchase price allocation and calculation of goodwill for the acquisitions of CAC Group and All Other Partners.

(in thousands)	CAC Group	All Other Partners
Total consideration	$1,230,023	$344,628
Recognized amounts of identifiable assets acquired and liabilities assumed:
Identifiable tangible assets acquired	292,642	36,694
Intangible assets acquired	416,100	140,737
Liabilities assumed	(224,314)	(23,114)
Net assets acquired	484,428	154,317
Goodwill	$745,595	$190,311

Except as otherwise disclosed in Item E above, Management has determined that the carrying value of the tangible assets acquired and liabilities assumed approximate their fair values for purposes of the preliminary purchase price allocation in the accompanying unaudited pro forma condensed combined financial statements. The final allocation of purchase price may differ significantly from these amounts.
G    Reflects the current portion of deferred payments recorded in connection with the purchase price in Note 4, the accrual of transaction costs, and the elimination of debt and earnout obligations and accrued stock-based compensation, which were settled from proceeds in connection with closing of the respective partnerships by Baldwin, for CAC Group and All Other Partners as noted in the table below.

(in thousands)	CAC Group	All Other Partners
Record the current portion of deferred payments	$—	$39,238
Accrue transaction costs	10,232	2,464
Eliminate current portion of settled debt obligations	(19,788)	—
Eliminate accrued interest payable on debt obligations	(336)	—
Eliminate guaranteed earnout	(450)	—
Fair value adjustment to current portion of operating lease liabilities	421	—
Total adjustments to accrued expenses and other current liabilities	$(9,921)	$41,702

Eliminate settled debt obligations from long-term debt, less current portion	$(107,550)	$(12,499)

Record the long-term portion of deferred payments	$54,743	$71,745
Eliminate settled stock-based compensation accrual from other liabilities	(726,569)	—
Total adjustments to other liabilities	$(671,826)	$71,745
H    Reflects the accrual of transaction costs of $0.3 million categorized as Financing and Other Adjustments and the related adjustment to accumulated deficit.
I    Represents the pro forma adjustments to reflect the fair value of the estimated contingent earnout consideration expected to be earned by CAC Group and All Other Partners. Refer to Note 4 for additional information.
J    Reflects the elimination of the historical redeemable members' interest, common stock, additional paid-in capital and noncontrolling interest of CAC Group and All Other Partners, offset by the issuance of Class A common stock to each as a form of rollover equity consideration as follows:

(in thousands)	CAC Group	All Other Partners
Eliminate historical redeemable members' interest	$735,028	$—
Eliminate historical common stock	—	(4)
Eliminate historical additional paid-in capital	—	(39,347)
Eliminate historical noncontrolling interest	(3,091)	—
Record adjustment to Class A common stock for common stock issuance	232	8
Record adjustment to additional paid-in capital for common stock issuance	526,872	16,559
Total adjustments to historical redeemable members' interest, common stock, additional paid-in capital and noncontrolling interest	$1,259,041	$(22,784)
K    Reflects the elimination of CAC Group and All Other Partners' historical accumulated deficit as of September 30, 2025 and the accrual of transaction costs related to these partnerships as follows:

(in thousands)	CAC Group	All Other Partners
Eliminate historical accumulated deficit	$—	$38,231
Accrue transaction costs	(10,232)	(2,464)
Total adjustments to accumulated deficit	$(10,232)	$35,767

6. Unaudited Pro Forma Condensed Combined Statements of Income (Loss) Adjustments
L    On April 1, 2025, the Company acquired certain assets and equity interests of entities used in the operation of MultiStrat in a business combination for cash consideration of $12.1 million, deferred payments of $2.9 million and equity interest with a fair value of $0.9 million. MultiStrat will also have the opportunity to receive additional maximum potential contingent earnout consideration of $16.5 million, payable in cash, shares of Class A common stock, or a combination of both at the Company's sole option, based upon the achievement of certain post-closing revenue, revenue growth, and net income (loss) before interest, taxes, depreciation, amortization, as adjusted ("adjusted EBITDA") focused performance measures.
On July 1, 2025, the Company acquired from Hippo Holdings, Inc. (“Hippo”) and its affiliates all the outstanding equity interests of the various entities comprising Hippo’s Homebuilder Distribution Network for cash consideration of $75.3 million and deferred payments of $29.4 million.
On January 1, 2026, the Company acquired the outstanding equity interests of CAC Group for cash consideration of $423.2 million, deferred payments of $54.7 million and equity interest with a fair value of $527.1 million. CAC Group will also have the opportunity to receive additional maximum potential contingent earnout consideration of $250.0 million, payable in cash, shares of Class A common stock, or a combination of both, based upon the achievement of certain post-closing revenue focused performance measures.
On January 2, 2026, the Company acquired the outstanding equity interests of All Other Partners for aggregate consideration consisting of cash of $126.1 million, deferred payments of $111.0 million, equity interest with a fair value of $16.6 million and the opportunity to receive additional maximum potential contingent earnout consideration of $294.9 million, payable in cash, shares of Class A common stock, or a combination of both at the Company's sole option, based upon the achievement of certain post-closing revenue focused performance measures.
M    For the nine months ended September 30, 2025 and the year ended December 31, 2024, reflects the pro forma adjustment to eliminate intercompany commissions and fees earned by Baldwin and outside commissions paid to Obie, the largest distribution partner of the Company's real estate investor product in the Underwriting, Capacity & Technology Solutions Operating Group as these would be eliminated upon consolidation. The elimination of intercompany assumed premiums, commissions and fees receivable, net and commissions payable was not material; accordingly, no such pro forma adjustment has been reflected on the unaudited pro forma condensed combined balance sheet as of September 30, 2025.
N    For the nine months ended September 30, 2025 and the year ended December 31, 2024, reflects the pro forma adjustment to record share-based compensation expense incurred in connection with the issuance of stock awards to colleagues of CAC Group and All Other Partners as if the awards had occurred on January 1, 2024 and reflects the elimination of historical share-based compensation expense for CAC Group, as noted in the table below. Share-based compensation is estimated based on the value of the stock awards included in the respective purchase agreements.

(in thousands)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
CAC Group:
Record pro forma share-based compensation expense	$288	$383
Eliminate historical share-based compensation expense	(145,480)	(134,556)
Total CAC Group adjustment	(145,192)	(134,173)
All Other Partners pro forma share-based compensation expense	516	692
Total adjustments to share-based compensation	$(144,676)	$(133,481)

O    For the year ended December 31, 2024, reflects the pro forma adjustment to record transaction costs, including due diligence and attorneys’ fees, incurred in connection with CAC Group and All Other Partners, as follows:

(in thousands)	CAC Group	All Other Partners
Transaction costs	$10,232	$2,464
In addition, transaction costs of $0.3 million related to the filing of these pro forma financial statements are categorized as Financing and Other Adjustments for the year ended December 31, 2024.
Transaction costs of $0.7 million and $0.7 million related to the acquisitions of the 2025 Partners are included in the historical statements of income (loss) for Baldwin for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.
P    For the nine months ended September 30, 2025 and the year ended December 31, 2024, reflects the pro forma adjustment to record amortization expense related to intangible assets recorded in connection with the acquisitions of CAC Group, All Other Partners and the 2025 Partners, and the adjustment to eliminate historical amortization expense of CAC Group, as follows:

(in thousands)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
CAC Group:
Record pro forma amortization expense	46,315	73,778
Eliminate historical amortization expense	(4,318)	(6,860)
Total CAC Group adjustment	41,997	66,918
All Other Partners pro forma amortization expense	13,177	17,715
2025 Partners pro forma amortization expense	6,714	13,748
Total adjustments to amortization expense	61,888	98,381
The intangible assets acquired have the following weighted-average useful lives (in years):

(in years)	CAC Group	All Other Partners	2025 Partners
Acquired relationships	15.0	15.0	10.0
Trade names	5.0	10.0	5.0
Software	5.0	5.0	—
Pro forma amortization expense expected to be recognized over the next five years for each of the acquisitions as of September 30, 2025 is as follows:

	Amortization Expense Over the Next Five Years
(in thousands)	Year 1(1)	Year 2	Year 3	Year 4	Year 5
CAC Group	$15,438	$51,984	$46,092	$41,327	$26,555
All Other Partners	4,392	17,279	16,480	15,668	9,873
2025 Partners	3,465	13,801	13,507	13,035	12,341
__________
(1)    Represents pro forma amortization expense for the three months ended December 31, 2025.

Q    Reflects the pro forma adjustments related to interest expense as if the issuance of the Incremental Term Loans and the draw on the Revolving Facility to fund the acquisitions of CAC Group, All Other Partners and the 2025 Partners had occurred on January 1, 2024, in addition to the elimination of CAC Group's historical interest expense related to settled debt obligations, as noted in the table below. In addition, we have estimated that approximately $5.0 million of the debt issuance costs incurred in connection with the January 2026 Refinancing will be written off as loss on extinguishment and modification of debt, which has been reflected in the unaudited pro forma combined statement of income (loss) for the year ended December 31, 2024.

(in thousands)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Transaction Accounting Adjustments:
CAC Group:
Eliminate historical interest expense related to settled debt obligations	$7,991	$8,969
Total transaction accounting adjustments to interest expense	$7,991	$8,969
Financing and Other Adjustments:
CAC Group:
Incremental Term Loans interest	$(23,930)	$(36,003)
Amortization of capitalized debt issuance costs	(417)	(555)
Interest expense for CAC Group	(24,347)	(36,558)
All Other Partners and the 2025 Partners:
Incremental Term Loans interest	(7,129)	(10,727)
Revolving facility interest	(1,369)	(3,073)
Amortization of capitalized debt issuance costs	(124)	(166)
Interest expense for All Other Partners and the 2025 Partners	(8,622)	(13,966)
Total financing adjustments to interest expense	$(32,969)	$(50,524)
R    Pro forma basic loss per share is computed by dividing the pro forma loss attributable to Baldwin by the pro forma weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted loss per share is computed by adjusting the pro forma weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted loss per share.

(in thousands, except per share data)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma basic and diluted loss per share:
Numerator
Net loss	$(95,652)	$(166,001)
Less: loss attributable to noncontrolling interest	(1,518)	(1,089)
Pro forma loss attributable to Baldwin - basic and diluted	$(94,134)	$(164,912)
Denominator
Weighted-average shares of Class A common stock outstanding - basic and diluted	67,572	63,455
Weighted-average shares of Class A common stock issued to CAC Group	23,200	23,200
Weighted-average shares of Class A common stock issued to All Other Partners	751	751
Weighted-average shares of Class A common stock issued to the 2025 Partners	8	23
Pro forma weighted-average shares of Class A common stock outstanding - basic and diluted	91,531	87,429

Pro forma basic and diluted loss per share	$(1.03)	$(1.89)